Intellicheck Announces CFO Transition

MELVILLE, N Y – July 18, 2024 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identification validation solutions, today announced COO/CFO Jeffrey Ishmael will be departing the Company.

"Jeff joined Intellicheck to put into place the changes needed to further our financial organization and build the financial and analytical platforms to support continued growth and success. With the successful changes in place, Jeff determined that it was the appropriate time to transition leadership," said Intellicheck CEO Bryan Lewis. "We are grateful to him for the many contributions he has made and we wish him well in his future endeavors. Looking forward, we have commenced a search to identify our next CFO and we anticipate that we will make an announcement in the near future. In the meantime, Jeff will continue as CFO through the filing of the second quarter financials so that he and our dedicated financial team can complete a seamless transition,” said Lewis.

“It has been both a privilege and a pleasure to serve as Intellicheck’s CFO. I have had the opportunity to work with amazing people including Bryan and our dedicated team of professionals, our valued partners, our Board of Directors, and our investors,” said Chief Financial Officer Jeffrey Ishmael. “Having achieved what I initially set out to do, I believe it is the right time for me to seek out my next challenge. I am proud of and grateful for my tenure with the Company and, following a smooth transition, I will leave Intellicheck knowing it is in good hands to drive the Company’s strategy for accelerated growth and profit over the years to come,” concluded Ishmael.
Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand identity validation solutions for KYC, fraud, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce, and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-sale scanner. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, Twitter, Facebook, and YouTube.

Contact
Media and Public Relations: Sharon Schultz (302) 539-3747/ sschultz@intellicheck.com

Investor Relations: Gar Jackson (949) 873-2789

About Intellicheck
Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital and physical identity validation solutions for KYC, AML, fraud, and age verification needs. Intellicheck validates identities for financial services, fintech companies, BNPL providers, e-commerce, and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-sale scanner. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.

Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, execution of a successful CFO transition, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.